AIM SHORT TERM BOND FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF
                                                                  SUB-ITEM 77Q3

INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  10

72DD 1 Total income dividends for which record date passed during the period
       Class A                                           2,215
     2 Dividends for a second class of open end company shares
       Class C                                           4,457
       Class R                                              74
       Institutional Class                               4,487

       Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
73A. 1 Dividends from net invesment income
       Class A                                        $0.5726
     2 Dividends for a second class of open end company shares
       Class C                                        $0.5485
       Class R                                        $0.5496
       Institutional Class                            $0.6032

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           4,815
     2 Number of shares outstanding of a second class of open-end company hares (000's omitted)
       Class C                                           7,952
       Class R                                             138
       Institutional Class                               8,102

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $9.48
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class C                                           $9.48
       Class R                                           $9.50
       Institutional Class                               $9.49